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                                                           EXHIBIT 1.A.(5)(b)(6)

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              ML LIFE INSURANCE COMPANY OF NEW YORK                   NEW YORK,
                                                                      NEW YORK

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                               CHANGE OF INSURED RIDER

                               This rider gives the owner the right to change the insured under this policy once each policy year as of a policy processing date.
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 REQUIREMENTS FOR CHANGE       We will change the insured under this policy if:
                               - We are satisfied that under our rules the new insured qualifies in a standard underwriting class for the face amount of insurance determined below.
                               -  This policy is in force and there is no
                                  assignment on file with us.
                               -  There is an insurable interest between the
                                  owner of this policy and the new insured.
                               -  the attained ages as of the effective date of
                                  change of the original and new insureds are
                                  not less than the minimum nor more than the
                                  maximum ages shown in Policy Schedule 2.
                               - The new insured was born prior to the policy date of this policy.
                               - The new insured is alive on the effective date of change.
                               - The new Guarantee Period is not less than the minimum period for which we would then issue this policy based on the attained age of the new insureds as the effective date of change.
                               - Any policy debt is repaid before the change goes into effect.
                               -  There has been no other change of insured
                                  under this policy during the current policy
                                  year.
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 REQUESTING A CHANGE           The owner and the new insured must provide us
                               with satisfactory notice at our Service Center and evidence of insurability for the new insured which is acceptable to us. If the request for change is approved by us, insurance on the new insured will take effect on the policy processing date on or next following the date of approval if the new insured is then living. This is the EFFECTIVE DATE OF CHANGE.
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 POLICY AFTER CHANGE           As of the effective date of change this policy
                               will be changed as follows:
                               - The issue age for the new insured will be the new insured's age as of the birthday nearest the policy date.
                               - The guaranteed maximum cost of insurance rates will be those in effect on the policy date for a person with the same issue age, sex, and underwriting class as the new insured.
                               -  The change of insured charge shown in Policy
                                  Schedule 3 will be deducted from the
                                  investment base.
                               - The Variable Insurance Amount will reflect the change of insured.
                               - The issue date of this policy will be changed to the effective date of change.
                               -  The guaranteed benefits will change as
                                  follows:
                                    (1)    We determine the fixed base of this
                                           policy as of the effective date of
                                           change immediately before the change.
                                    (2)    We subtract from (1) the change of
                                           insured charge. This is the fixed
                                           base of this policy as of the
                                           effective date of change immediately
                                           after the change.





MCIRFP87                                                              SPECIMEN

                               POLICY SCHEDULE 2
                                  (CONTINUED)




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 POLICY RIDERS,                Change of Insured Rider
 IF ANY
                                    -   Minimum attained age of either
                                        insured is 21.

                                    -   Maximum attained age of either
                                        insured is 75.


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SCH2(NY.1)FP                       - 2 -           SPECIMEN  POLICY SCHEDULE 2